UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016
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NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)
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Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 265-7348

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 19, 2016, National Retail Properties, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to the Company's stockholders for a vote included (a) the election of seven directors, (b) an advisory vote on executive compensation and (c) the ratification of the selection of the Company's independent registered public accounting firm for 2016. The results of such votes are set forth herein.
Proposal 1: Election of Directors
The seven nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The tabulation of votes was as follows:

Nominee	For	Abstain	Broker Non-Votes

Don DeFosset	114,330,592	2,116,883	15,932,081
David M. Fick	115,675,370	772,105	15,932,081
Edward J. Fritsch	115,652,939	794,536	15,932,081
Kevin B. Habicht	107,708,923	8,738,552	15,932,081
Robert C. Legler	115,032,794	1,414,681	15,932,081
Craig Macnab	112,935,032	3,512,443	15,932,081
Sam L. Susser	115,700,230	747,245	15,932,081
There were no votes against the nominees with respect to Proposal 1.
Proposal 2: An advisory vote on executive compensation
The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as set forth below:

For	Against	Abstain	Broker Non-Votes
110,941,475	5,008,699	497,301	15,932,081
Proposal 3: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, was ratified as set forth below:

For	Against	Abstain
131,703,899	377,498	298,159
There were no broker non-votes with respect to Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:    /s/ Kevin B. Habicht
Name:    Kevin B. Habicht
Title:    Executive Vice President,
Chief Financial Officer,
Assistant Secretary, and Treasurer

Dated: May 20, 2016